SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A-1
                           AMENDMENT NO. 1 TO FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): October 1, 1997

      Patriot Tax Credit Properties L.P., f/k/a Prudential-Bache Tax Credit
                                 Properties L.P.
      ---------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                                    --------
                 (State or other Jurisdiction of Incorporation)


              0-20638                             13-3519080
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      (Commission File Number)       (IRS Employer Identification Number)

                     625 Madison Avenue, New York, NY 10022
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 421-5333

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report

Item 5 of the Form 8-K filed on Oct 15, 1997 is hereby amended as follows:

Item 5.  Other Events

      The Partnership Agreement was amended to change the name of the Partnership to "Patriot Tax Credit Properties L.P.", a Delaware Limited Partnership. The Partnership's new place of business will be 625 Madison Avenue, New York, New York 10022.

      The Partnership Agreement was additionally amended to confirm that PBP will continue to enjoy the benefits of the indemnification provisions set forth in the Partnership Agreement.

      Finally, the Partnership Agreement was amended to reflect (a) the reduction in the general partner's maximum participating interest in cash flow from 0.5% annually of invested assets to 0.375% annually; (b) the reduction by 50% of the general partner's residual interest in the Partnership comprised of
(x) subordinated interest in disposition proceeds and (y) interest in distributions of sale or refinancing proceeds; and (c) corresponding reductions in the general partner's interest in profits and losses. Further, pursuant to the Partnership Agreement, the PBP and PB SLP forgave all deferred and unpaid fees due to them by the Partnership and the Local Partnerships. The aggregate amount of such deferred and unpaid fees was $1,048,871 as of September 30, 1997.

      A copy of the Partnership Agreement Amendment Number 1 is attached as an exhibit to this Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    Patriot Tax Credit Properties, L.P.
                                    (Registrant)
                                    By RCC Partners 96, L.L.C.,  general partner




                                    BY:   /s/ Alan P. Hirmes
                                          ------------------
                                          Alan P. Hirmes
                                          Senior Vice President

      October 17, 1997